UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 30, 2019

VOXX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841

(I.R.S. Employer Identification No.)

2351 J Lawson Boulevard	11788
(Address of principal executive offices)	(Zip Code)

(800) 645-7750

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class:	Trading Symbol:	Name of Each Exchange on which Registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.

On September 30, 2019, HF Company (“HF”) notified VOXX International Corporation (the “Company”) that it was rescinding the Stock Purchase Agreement (the “Agreement”) entered into on June 7, 2019 for the Company’s subsidiary, Voxx German Accessories Holdings GmbH (“VGAH”) as a result of the non-fulfillment of certain conditions precedent to closing, including HF Company’s inability to obtain financing for the transaction purchase price. The rescission of the Agreement also caused the rescission of an option with respect to VGAH’s real property in Langenzenn, which had granted HF the right to purchase same for 2,400,000 Euro subject to certain contingencies.

Under the terms of the Agreement, HF would acquire all the outstanding stock of VGAH for a total consideration of approximately 16,700,000 Euro, subject to certain adjustments, minus related transaction fees and expenses.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On September 30, 2019, the Company’s subsidiary, Voxx German Holdings GmbH (“VGH”) closed on the sale of its Pulheim, Germany real property. The Buyers were CLM 1 SARL and CLM 1.1 SARL.  The gross selling price was 10,920,000 Euro and the net proceeds after payment of the outstanding mortgage and transactional costs was approximately 8,700,000 Euro. As part of the sale/purchase transaction, the Company’s subsidiary, Magnat Audio-Produkte GmbH leased back a portion of the real property for its sales office for a five-year term.

Item 8.01    Other Events.

On October 2, 2019, the Company issued a press release announcing that it had completed the sale of its Pulheim real property and that the Agreement with HF Company to sell Voxx German Accessories Holdings GmbH had been rescinded by HF Company.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished under Item 8.01, including Exhibits 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1

Press Release, dated October 2, 2019, relating to Voxx German Holdings GmbH’s sale of its Pulheim real property and HF Company’s rescission of the Stock Purchase Agreement previously entered into with the Company (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date: October 4, 2019	BY:	/s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer